UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 21, 2014

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, TX 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of New Director

Pursuant to the Second Amended and Restated Limited Liability Company Agreement (as amended, the “LLC Agreement”) of Oncor Electric Delivery Company LLC (“Oncor”), Texas Transmission Investment LLC (“Texas Transmission”) has the right to designate two directors (each, a “Minority Member Director”) to serve on Oncor’s Board of Directors (the “Board”). On October 21, 2014, Texas Transmission notified Oncor of its removal of Rheal R. Ranger as a Minority Member Director and its appointment of Rhys Evenden as Minority Member Director. Mr. Evenden has also replaced Mr. Ranger on the audit committee of the Board. There were no disagreements with Oncor that led to Mr. Ranger’s removal from the Board.

Since January 2014, Mr. Evenden, 41, has served as a Senior Vice President of GIC Special Investments (GIC). In that role he heads the North American infrastructure team, which is responsible for acquisitions and asset management for a portfolio of power, utility, midstream and transportation assets. Prior to joining GIC, he served as a Principal of QIC Global Infrastructure from December 2011 until August 2012. From March 2007 until December 2011, he served as a Senior Vice President in GIC’s infrastructure group. Mr. Evenden joined GIC from BAA Limited, where he served as Head of Business Development for outside terminal businesses across BAA Limited’s airports. Mr. Evenden currently serves on the board of directors of Starwest Generation, an independent power producer with operations in Arizona, California and Nevada. He previously served on the boards of directors of Yorkshire Water Services, a United Kingdom water utility company, and its parent company, Kelda Group, and a holding company of the Harvest Arrowhead pipeline system. He has also served as an alternate director on the board of Thames Water and CampusParc LLC.

Adoption of Second Amended and Restated Executive Change in Control Policy

On October 21, 2014, the Board adopted a Second Amended and Restated Executive Change in Control Policy (the “Amended CIC Policy”) effective as of October 21, 2014 for our executive team, which consists of our executive officers and certain other members of management. The Amended CIC Policy amends and restates Oncor’s existing Amended and Restated Executive Change in Control Policy (“CIC Policy”). Under the Amended CIC Policy, the definition of “good reason” has been expanded to include a material reduction in the participant’s authority, duties, responsibilities or title, including a material reduction in the budget over which the participant retains authority. Other than as described above, the material terms of the Amended CIC Policy remain identical to those in the CIC Policy, as described in Oncor’s Quarterly Report on Form 10-Q filed on August 5, 2014. The foregoing description of the Amended CIC Policy is qualified in its entirety by reference to the complete terms of the Amended CIC Policy, which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 8.01. OTHER EVENTS.

On October 24, 2014, Oncor updated its capital investment expectations for 2015 to $1.18 billion. Oncor also updated its distribution vegetation management plan for 2015 to total $35 million.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements in this Current Report on Form 8-K, other than statements of historical facts, are forward-looking statements. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed in Oncor’s Annual Report on Form 10-K for the year ended December 31, 2013. Readers are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the dates made. Oncor undertakes no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit No.	Description

10(a)	Oncor Electric Delivery Company LLC Second Amended and Restated Executive Change in Control Policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Richard C. Hays
Richard C. Hays
Controller

Dated: October 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

10(a)	Oncor Electric Delivery Company LLC Second Amended and Restated Executive Change in Control Policy.